                                                                     EXHIBIT 1.2


                                PRICING AGREEMENT




MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
SALOMON SMITH BARNEY INC.
THE ROBINSON-HUMPHREY COMPANY, LLC
   As Representatives of the several
     Underwriters named in Schedule I hereto,
c/o Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
World Financial Center
North Tower
New York, New York  10281
                                                               September 2, 1999
Ladies and Gentlemen:

         American General Capital I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), and American General Corporation, a Texas corporation, as sponsor of the Trust and as guarantor (the "Company"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement (a form of which was filed as an exhibit to the registration statement filed by the Trust, certain other trusts and the Company on Form S-3 (Nos. 333-40583, 333-40583-01, 333-40583-02, 333-40583-03 and
333-40583-04)) attached hereto (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Preferred Securities specified in Schedule II hereto, consisting of the Initial Preferred Securities and any Option Preferred Securities granted to the Underwriters which the Underwriters elect to purchase.

         If so specified in Schedule II hereto, the Preferred Securities are exchangeable into Junior Subordinated Debentures of the Company or other property or securities specified in Schedule II hereto. The Preferred Securities will be guaranteed by the Company on a limited basis as to the payment of Distributions and as to payments on liquidation or redemption (the "Guarantee").

         Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented with respect to the offering of the Preferred Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters pursuant to Section 9 of the Underwriting Agreement and the address of the Representatives referred to in such Section 9 are set forth in Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the offering of the Preferred Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Initial Preferred Securities set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the option, if any, to purchase Option Preferred Securities, as provided below, the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust at the purchase price to the Underwriters set forth in
Schedule II hereto that portion of the number of Option Preferred Securities as to which such option shall have been exercised.

         If so specified in Schedule II, the Trust hereby grants to each of the Underwriters the right to purchase at their option up to the number of Option Preferred Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the preceding paragraph for the sole purpose of covering over-allotments, if any, in the sale of the Initial Preferred Securities. Any such option to purchase Option Preferred Securities may be exercised by written notice from the Representatives to the Trust given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Option Preferred Securities to be purchased and the date on which such Option Preferred Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Trust otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

         If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof for the Trust and one for the Company, one for each of the Representatives and one for each counsel, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Trust and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Trust and the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                       Very truly yours,

                                       AMERICAN GENERAL CAPITAL I,

                                       By:      AMERICAN GENERAL CORPORATION,
                                                   as sponsor


                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:

                                       AMERICAN GENERAL CORPORATION



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

Accepted as of the date hereof:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
SALOMON SMITH BARNEY INC.
THE ROBINSON-HUMPHREY COMPANY, LLC
   As Representatives of the several
     Underwriters

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                            INCORPORATED

      By:
          -----------------------------------------------------
                           Authorized Signatory

On behalf of themselves and the other several Underwriters

                                   SCHEDULE I

                                                                                         NUMBER OF
                                                                                     INITIAL PREFERRED
                                                                                      SECURITIES TO BE
                                  UNDERWRITER                                            PURCHASED
--------------------------------------------------------------------------------    ---------------------
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated .....................................................          1,430,000
Morgan Stanley & Co. Incorporated ..............................................          1,320,000
PaineWebber Incorporated .......................................................          1,320,000
Salomon Smith Barney Inc. ......................................................          1,320,000
The Robinson-Humphrey Company, LLC .............................................            660,000
ABN AMRO Incorporated ..........................................................             50,000
Robert W. Baird & Co. Incorporated .............................................             50,000
Banc of America Securities LLC .................................................             50,000
Banc One Capital Markets, Inc. .................................................             50,000
Bear, Stearns & Co. Inc. .......................................................             50,000
CIBC World Markets Corp. .......................................................             50,000
Chase Securities Inc. ..........................................................             50,000
Dain Rauscher Incorporated .....................................................             50,000
Deutsche Bank Securities Inc. ..................................................             50,000
Donaldson, Lufkin & Jenrette Securities Corporation ............................             50,000
A.G. Edwards & Sons, Inc. ......................................................             50,000
EVEREN Securities, Inc. ........................................................             50,000
Fahnestock & Co. Inc. ..........................................................             50,000
Fifth Third Securities, Inc. ...................................................             50,000
First Union Capital Markets Corp. ..............................................             50,000
Fleet Securities, Inc. .........................................................             50,000
Goldman, Sachs & Co. ...........................................................             50,000
Legg Mason Wood Walker, Incorporated ...........................................             50,000
J.P. Morgan Securities Inc. ....................................................             50,000
OLDE Discount Corporation ......................................................             50,000
Prudential Securities Incorporated .............................................             50,000
Raymond James & Associates, Inc. ...............................................             50,000
Schroder & Co. Inc. ............................................................             50,000
SG Cowen Securities Corporation ................................................             50,000
Tucker Anthony Incorporated ....................................................             50,000
U.S. Bancorp Piper Jaffray Inc. ................................................             50,000
Warburg Dillon Read LLC  .......................................................             50,000
Advest, Inc. ...................................................................             25,000
BB&T Capital Markets, a division of Scott & Stringfellow .......................             25,000

J.C. Bradford & Co. ............................................................             25,000
Crowell, Weedon & Co. ..........................................................             25,000
D.A. Davidson & Co. ............................................................             25,000
First Albany Corporation .......................................................             25,000
Gibraltar Securities Co. .......................................................             25,000
Gruntal & Co., L.L.C. ..........................................................             25,000
J.J. B. Hillard, W.L. Lyons, Inc. ..............................................             25,000
Howe Barnes Investments, Inc. ..................................................             25,000
Wayne Hummer Investments LLC ...................................................             25,000
Janney Montgomery Scott Inc. ...................................................             25,000
Kirkpatrick, Pettis, Smith, Polian Inc. ........................................             25,000
McDonald Investments Inc. ......................................................             25,000
Mesirow Financial, Inc. ........................................................             25,000
Morgan Keegan & Company, Inc. ..................................................             25,000
David A. Noyes & Company .......................................................             25,000
Parker/Hunter Incorporated .....................................................             25,000
Stephens Inc. ..................................................................             25,000
Stifel, Nicolaus & Company, Incorporated .......................................             25,000
Stone & Youngberg ..............................................................             25,000
TD Securities (USA) Inc. .......................................................             25,000
Trilon International Inc. ......................................................             25,000
Utendahl Capital Partners, L.P. ................................................             25,000
                                                                                    ---------------------
                         Total................................................            8,000,000
                                                                                    =====================

                                   SCHEDULE II

                              PREFERRED SECURITIES

Title of Preferred Securities:      7 7/8% Trust Originated Preferred Securities

Filing Date of Prospectus Supplement Pursuant to Rule 424(b): September 3, 1999

Number of Preferred Securities:
     Number of Initial Preferred Securities:  8,000,000
     Maximum Number of Option Preferred Securities, if any:  None

Distribution
         Payments:         Quarterly, on the last day of March, June, September
                           and December in each year, commencing September 30, 1999, at an annual rate of 7 7/8% of the liquidation amount of $25.00 per Preferred Security

Record Dates:              As long as the Preferred Securities are represented
                           by a global security, the record date for the payment of distributions will be one business day before the relevant payment date. If the Preferred Securities are ever issued in certificated form, the record date for the payment of distributions will be the 15th day of the last month of each quarterly distribution period, even if that day is not a business day.

Liquidation Amount:        $25.00 per Preferred Security, plus accumulated and
                           unpaid distributions to the date of payment

Exchange Provisions: If the Company, as the sponsor of the Trust, exercises its right to dissolve the Trust at any time, the Trust will be liquidated by distribution of the Junior Subordinated Debentures to holders of the Preferred Securities and the Common Securities.

Redemption Provisions:     Redeemable when the Junior Subordinated Debentures
                           are paid, either at maturity on September 30, 2048, or upon early redemption.

Initial Offering Price
         to Public:        $25.00 per Preferred Security, plus accumulated
                           distributions from September 8, 1999, if settlement occurs after that date. Purchase Price by
                           Underwriters: $25.00 per Preferred Security, plus accumulated distributions from September 8, 1999, if settlement occurs after that date.

Underwriters'
         Compensation:     $0.7875 per Preferred Security

Method of and Specified Funds for Payment of Purchase Price and Underwriters'
Compensation:

         By wire transfer to bank accounts specified by the Trust and the Representatives in same day funds

Form of Preferred Securities:

         Book-entry-only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to each Time of Delivery at the office of DTC.

Securities Exchange:       NYSE

Time of Delivery:          9:00 a.m. (New York City time), September 8, 1999

Closing Location:          Brown & Wood LLP
                           One World Trade Center
                           New York, New York  10048

Representatives:           Merrill Lynch, Pierce, Fenner & Smith
                                          Incorporated
                           Morgan Stanley & Co. Incorporated
                           PaineWebber Incorporated
                           Salomon Smith Barney Inc.
                           The Robinson-Humphrey Company, LLC

Designated
         Representative:   Merrill Lynch, Pierce, Fenner & Smith
                                          Incorporated

Address for
         Notices, etc.:    World Financial Center
                           North Tower
                           New York, New York  10281
                           Attention:  Dennis Kim


                         JUNIOR SUBORDINATED DEBENTURES

Title of Junior Subordinated Debentures: 7 7/8% Junior Subordinated Debenture due 2048

Aggregate Principal
              Amount:      $206,185,575

Interest Payments:         Quarterly, on the last day of March, June, September
                           and December in each year, commencing September 30, 1999, at an annual rate of 7 7/8%

Record Dates:              As long as the Preferred Securities (or, if the
                           Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, then the Junior
                           Subordinated Debentures) are represented by a global security, the record date for the payment of interest on the Junior Subordinated Debentures will be one business day before the relevant payment date. If the Preferred Securities (or, if the Junior

                           Subordinated Debentures are distributed to the holders of the Preferred Securities, then the Junior Subordinated Debentures) are ever issued in certificated form, the record date for the payment of interest will be the 15th day of the last month of each quarterly interest period, even if that day is not a business day.

Maturity Date:             September 30, 2048

Redemption
         Provisions:       Redeemable at 100% of principal amount plus accrued
                           and unpaid interest to the date of redemption (i) in whole or in part on one or more occasions any time on or after September 8, 2004; and (ii) in whole but not in part before September 8, 2004, if certain changes in tax or investment company law occur or will occur within 90 days.

Sinking Fund
         Provisions:       None

Extension
         Provisions:       The Company may, on one or more occasions, defer
                           interest payments on the Junior Subordinated
                           Debentures for up to 20 consecutive quarterly periods
                           (but not beyond September 30, 2048) unless an event of default under the Junior Subordinated Debentures has occurred and is continuing.